EXHIBITS
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                                   Exhibit 11

                                MOBIL CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE
  (Millions of dollars except per-share amounts; number of shares in thousands)
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Primary                                                      1992      1993       1994
- -------                                                    ------    ------     ------
  Income before change in accounting principle(s) .......  $1,308    $2,084     $1,759
  Less dividends on preferred stock .....................      60        59         58
                                                           ------    ------     ------
  Adjusted income applicable to common shares before
    change in accounting principle(s) ...................  $1,248    $2,025     $1,701
  Cumulative effect of change in accounting principle(s).    (446)        -       (680)
                                                           ------    ------     ------
  Adjusted net income applicable to common shares .......  $  802    $2,025     $1,021
                                                           ======    ======     ======
  Weighted average number of primary common shares
    Outstanding ......................................... 398,517   399,154    397,955
    Issuable on assumed exercise of stock options .......   1,630     2,500      2,918
                                                          -------   -------    -------

        Total ........................................... 400,147   401,654    400,873
                                                          =======   =======    =======
  Primary earnings per common share
    Income applicable to common shares before change
      in accounting principle(s) ........................  $ 3.12    $ 5.04     $ 4.24
    Cumulative effect of change in accounting principle(s)  (1.12)        -      (1.69)
                                                           ------    ------     ------
  Net income per common share ...........................  $ 2.00    $ 5.04     $ 2.55
                                                           ======    ======     ======

Fully Diluted
- -------------
  Income before change in accounting principle(s) .......  $1,308    $2,084     $1,759
  Less additional contribution to ESOP ..................       -(a)     27          -(a)
  Less dividends on preferred stock .....................      60(a)      -         58(a)
                                                           ------    ------     ------
  Adjusted income applicable to common shares before
    change in accounting principle(s) ...................  $1,248    $2,057     $1,701
  Cumulative effect of change in accounting principle(s).    (446)        -       (680)
                                                           ------    ------     ------
  Adjusted net income applicable to common shares .......  $  802    $2,057     $1,021
                                                           ======    ======     ======

  Weighted average number of primary common shares ...... 400,147   401,654    400,873
  Increment to assumed exercise of stock options to
    reflect maximum dilutive effect .....................       -       755        392
  Assumed conversion of preferred stock .................       -(a)  9,807          -(a)
                                                          -------   -------    -------
        Total ........................................... 400,147   412,216    401,265
                                                          =======   =======    =======
  Fully diluted earnings per common share
    Adjusted income before change in accounting
      principle(s) .....................................  $  3.12    $ 4.99    $  4.24
    Cumulative effect of change in accounting principle(s)  (1.12)        -      (1.70)
                                                           ------    ------     ------
  Net income per common share ...........................  $ 2.00    $ 4.99     $ 2.54
                                                           ======    ======     ======

This Exhibit is included to show that dilution of earnings per common share is immaterial and therefore not necessary for presentation on the Consolidated Statement of Income.

(a) For the years ended December 31, 1992 and 1994, the incremental shares attributable to the assumed conversion of preferred stock were not considered for the fully diluted earnings per share calculation due to their antidilutive effect.

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Mobil                             - 24 -